Subsidiaries of the Company


Subsidiary                       Percentage Owned  Jurisdiction of Incorporation
----------                       ----------------  -----------------------------

Peoples Savings Bank                    100%               United States

Peoples Financial Services, Inc.        100%               New Jersey